LUCAS, HORSFALL, MURPHY & PINDROH, LLP





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-8 of Ohana Enterprises, Inc. of our report dated September 9, 2003 relating to the financial statements of Ohana Enterprises, Inc. and Subsidiary as of and for the year ended June 30, 2003.





                   /s/ Lucas, Horsfall, Murphy & Pindroh, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS





Pasadena, California
February 23, 2004